Exhibit 99.1

Edgio Completes Restatement of Previously Issued Financials and Files Annual Report on Form 10-K for Fiscal Year 2022

Company to Hold Business Update Call on July 19, 2023

Company to File Form 10-Qs for Q1 and Q2 of 2023 in August 2023

Phoenix, Arizona, June 29, 2023– Edgio, Inc. (Nasdaq: EGIO), the platform of choice for speed, security, and simplicity at the edge, today announced that it has filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2022 (the “2022 Annual Report”). The 2022 Annual Report includes the restatement of the Company’s previously issued financial statements in its Annual Reports on Form 10-K for the years ended December 31, 2021 and 2020, as well as the previously filed Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and 2021, June 30, 2022 and 2021, and September 30, 2022 and 2021.

The restated results are related to the Company’s historical accounting treatment of Edgio’s Open Edge arrangements. The adjustments reflected in the Annual Report on Form 10-K filed today resulted in a reduction in revenues of $6.2 million for the 12-month period ended December 31, 2020, $16.5 million for the 12-month period ended December 31, 2021, and $23.7 million for the nine-month period ended September 30, 2022, which are in line with the expectations the Company previously announced in March 2023. As expected, the adjustments did not impact the Company’s cash or cash equivalents. As previously disclosed, these adjustments did not result from a change in published accounting guidance during the relevant time period or an override of controls or misconduct, nor has the Company’s Audit Committee been informed of any issues related to an override of controls or misconduct.

“We are pleased to have the restatement behind us,” said Bob Lyons, President and Chief Executive Officer. “The scale and scope of the accounting changes for our Open Edge solution were in line with our anticipated outcomes, and we thank our shareholders and other stakeholders for their patience. Throughout this process we have stayed focused on our business, launching new products that have garnered industry awards and accolades, augmenting our leadership team and aligning our operating model. We look forward to sharing our operational progress on our July business update call.”

As previously announced, the Company continues to work diligently to finalize its Quarterly Reports on Form 10-Q for the period ended March 31, 2023, and June 30, 2023 (the “Quarterly Reports”) and plans to file these Quarterly Reports in August.

Business Update Call

Edgio plans to hold a conference call to provide an operational update and guidance for 2023 on July 19 at 4:30 p.m. EDT (1:30 p.m., PDT). Interested parties can access the call by dialing (800) 715-9871 from the United States or (646) 307-1963 internationally, and reference the conference ID 7892919. A simultaneous live webcast of the call will be available on Edgio’s investor site, http://investors.edg.io and a replay of the call will be available on the site following the call.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding our future prospects and results of operations, and our expectations and intentions with respect to the timing of filing our Quarterly Reports. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing clients, unforeseen changes in our hiring patterns, adverse outcomes in litigation, experiencing expenses that exceed our expectations, and acquisition activities and contributions from acquired businesses. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.edgio.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of June 29, 2023, and we undertake no duty to update this information in light of new information or future events, unless required by law.

About Edgio

Edgio (NASDAQ: EGIO) helps companies deliver online experiences and content faster, safer, and with more control. Our developer-friendly, globally scaled edge network, combined with our fully integrated application and media solutions, provide a single platform for the delivery of high-performing, secure web properties and streaming content. Through this fully integrated platform and end-to-end edge services, companies can deliver content quicker and more securely, thus boosting overall revenue and business value. To learn more, visit edg.io and follow us on Twitter, LinkedIn, and Facebook.

CONTACT:

Investor Relations

Sameet Sinha

(602) 850-4973

ir@edg.io

Source: Edgio, Inc.